EXHIBIT 10.1

EXECUTION COPY

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 4, 1999, is made by and among CHILDREN'S BROADCASTING CORPORATION, a Minnesota corporation ("CBC"), CHELSEA ACQUISITION INC., a Minnesota corporation that is a wholly-owned subsidiary of CBC ("Merger Sub"), CHELSEA PICTURES, INC., a Massachusetts corporation ("Chelsea") and STEVE WAX, an individual residing in New York City, New York, who is the sole stockholder of Chelsea ("Mr. Wax").

                                    RECITALS

         1. Chelsea engages in the commercial production business, which includes primarily the production of television commercials and music videos.

         2. Mr. Wax is the owner and holder of 9,200 shares (the "Chelsea Shares") of the common stock ($0.01 par value) of Chelsea ("Chelsea Common Stock"), which represent 100% of Chelsea's issued and outstanding capital stock.

         3. The respective Boards of Directors of CBC, Merger Sub and Chelsea have approved the merger of Merger Sub with and into Chelsea (the "Merger"), pursuant to which Chelsea will be the surviving corporation and Mr. Wax, as the sole shareholder of Chelsea immediately prior to the Merger, will be entitled to receive shares of CBC common stock, all on the terms and subject to the conditions set forth herein.

         4. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         5. Mr. Wax has agreed to execute this Agreement, in satisfaction of a condition of, and as an inducement to, CBC's willingness to enter into this Agreement, thereby approving this Agreement, the Merger and the other transactions contemplated hereby.

         ACCORDINGLY, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:


                                    ARTICLE I
                                   THE MERGER

         1.1 CONSUMMATION OF THE MERGER. The consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Sections 8.4 and 8.5 of this Agreement, by filing Articles of Merger in the form of Exhibit A hereto (the "Articles of Merger"), together with any required related certificates, with the Secretaries of State of the Commonwealth of Massachusetts (the "Commonwealth") and the State of Minnesota ("Minnesota"), in such form


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as required by, and executed in accordance with the relevant provisions of the laws of the Commonwealth and Minnesota (the effective date of such filings being the "Merger Effective Date").

         1.2 CLOSING OF RELATED TRANSACTIONS. The Closing of the other transactions contemplated hereby shall take place on the Merger Effective Date at the offices of Chelsea Pictures, Inc., 122 Hudson Street, New York, NY, unless another date, time or place is agreed to in writing by Chelsea and CBC. The date of such Closing is sometimes referred to herein as the "Closing Date."

         1.3 EFFECT OF THE MERGER. On the Merger Effective Date, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the laws of the Commonwealth and Minnesota. Without limiting the generality of the foregoing, and subject thereto, on the Merger Effective Date Merger Sub shall be merged with and into Chelsea, the separate corporate existence of Merger Sub shall cease, Chelsea shall continue as the surviving corporation, all the property, rights, privileges, powers and franchises of Chelsea and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Chelsea and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. Chelsea as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.4 ARTICLES OF ORGANIZATION; BY-LAWS.

                  (a) ARTICLES OF ORGANIZATION. Unless otherwise determined by CBC prior to the Merger Effective Date, on the Merger Effective Date, the Articles of Organization of Chelsea, as in effect immediately prior to the Merger Effective Date, shall be the Articles of Organization of the Surviving Corporation until thereafter amended in accordance with the laws of the Commonwealth and such Articles of Organization.

                  (b) BY-LAWS. Unless otherwise determined by CBC prior to the Merger Effective Date, the By-Laws of Chelsea, as in effect immediately prior to the Merger Effective Date, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the laws of the Commonwealth, the Articles of Organization of the Surviving Corporation and such By-Laws.

         1.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Merger Effective Date shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Merger Effective Date shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         1.6 MERGER CONSIDERATION. The consideration payable to Mr. Wax as the holder of the Chelsea Shares as a result of the Merger shall consist solely of shares ("CBC Shares") of the Common Stock, par value $.02 per share, of CBC ("CBC Common Stock"), such shares of CBC Common Stock to be issuable in accordance with the provisions of Section 1.7, below.


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         1.7 CONVERSION OF SHARES.

                  (a) CONVERSION OF CHELSEA SHARES. By virtue of the Merger, Mr. Wax shall be entitled to receive, in exchange for his Chelsea Shares, up to an aggregate amount of 200,000 shares of CBC Common Stock, of which 125,000 shares shall be issued at the Closing and 75,000 shares (the "Contingent Shares") shall be issued upon the satisfaction of the conditions set forth in paragraph (b) below.

                  (b) CONDITION TO ISSUANCE OF CONTINGENT SHARES.

                           (i) Up to 50,000 Contingent Shares shall be issued to Mr. Wax on the first anniversary of the Merger Effective Date, in proportion to the extent that during the one (1) year period commencing on the Merger Effective Date Chelsea shall have achieved annual earnings before interest, taxes, depreciation and amortization ("EBITDA") of $410,000 (for example, if Chelsea achieves EBITDA of $307,500 (75%), Mr. Wax shall be issued 37,500 Contingent Shares; and

                           (ii) Mr. Wax shall be issued an additional 25,000 Contingent Shares on the first anniversary of the Merger Effective Date, if during the one (1) year period commencing on the Merger Effective Date Chelsea shall have achieved EBITDA of at least $500,000.

                  (c) CHELSEA TREASURY SHARES. Each share of Chelsea Common Stock held in Chelsea's treasury as of the Merger Effective Date shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

                  (d) MERGER SUB SHARES. Each share of common stock, no par value per share, of Merger Sub issued and outstanding on the Merger Effective Date shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

         1.8 ADDITIONAL ACTIONS. If, at any time after the Merger Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, or record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Merger Sub or Chelsea acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or Chelsea, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Merger Sub or Chelsea, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.


                                    ARTICLE 2

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                       SATISFACTION OF CHELSEA LIABILITIES

         2.1 CAPITAL CONTRIBUTION. Upon the Closing, CBC shall make a capital contribution to Chelsea in the amount of up to $887,384.00 to be used to discharge pre-Closing liabilities of Chelsea, as follows:

         1. The sum of up to $605,000 as full and final satisfaction of all debt owed by Chelsea to Johnson-Burnett Productions;
         2. The sum of up to $234,884 in miscellaneous outstanding trade payables and expenses owed by Chelsea to various third party vendors listed on Schedule L; and
         3. The sum of up to $47,500 as full and final satisfaction of all debt owed by Chelsea to the DGA pursuant to an installment agreement with the DGA.

         2.2 OTHER CHELSEA LIABILITIES. There are no obligations other than those liabilities of Chelsea as set forth in Section 2.1 above which will be transferred to CBC upon Closing. Prior to Closing, Chelsea shall discharge any and all such obligations and liabilities not expressly set forth in Section 2.1 above and transferred to CBC hereunder.

                                    ARTICLE 3
                       DIRECTOR AND EMPLOYMENT AGREEMENTS

         3.1 WAX EMPLOYMENT AGREEMENT. At Closing, the surviving corporation agrees to execute and deliver an employment agreement with Mr. Wax ("Wax Employment Agreement") in substantially the form attached hereto as Exhibit B and made a part hereof by reference.

         3.2 DIRECTOR AGREEMENTS. At Closing, the parties agree to execute and deliver the director agreements with Medhi Norowzian, Simon Blake, and Janusz Kaminski in substantially in the forms set out as Exhibit C, Exhibit D, and Exhibit E, respectively.

         3.3 OTHER EMPLOYMENT AGREEMENTS. At Closing, the surviving corporation will enter into and execute employment agreements with Allison Amon as the West Coast Executive Producer and Lisa Mehling as the Sales Manager, in substantially the forms set out as Exhibit G and Exhibit H, respectively.

                                    ARTICLE 4
                    MR. WAX'S AND CHELSEA'S REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

         As an inducement to CBC to enter into and consummate the transactions contemplated by this Agreement, Mr. Wax and Chelsea jointly and severally make the following representations and warranties to, and covenants with, CBC and Merger Sub, which representations, warranties and covenants shall be deemed to have been made again at Closing:

         4.1 ORGANIZATION, OWNERSHIP AND CAPITALIZATION OF CHELSEA. Chelsea is a corporation organized and existing in corporate good standing under the laws of the


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Commonwealth of Massachusetts, with all requisite power, authority, charters, licenses and franchises necessary or required by law to carry on the business activity in which it is presently engaged, with full power and authority to enter into this Agreement and to enter into and complete the transactions contemplated herein; Chelsea is, and will be at the time of Closing, qualified to do business in the States of New York and California; all required corporate actions have been duly and validly taken by Chelsea to make and carry out this Agreement, which is a valid and binding obligation of Chelsea and which is enforceable against it in accordance with its terms; the execution of this Agreement and the completion of the transactions contemplated herein will not result in the violation of any of the charter documents of Chelsea or any order, license, permit, rule, judgment or decree to which Chelsea is subject or the breach of any Contract (as defined in Section 4.5 below) or cause the acceleration of any obligations under any Contract. Other than as set forth on Schedule A or F, Chelsea is not in default under any such charter, license or franchise, the effect of which might materially adversely affect its right to conduct the business and there are no pending proceedings or actions to limit or impair any of Chelsea's powers, rights and privileges or to dissolve Chelsea. Chelsea has provided CBC with true and correct copies of the Articles of Organization, as amended to the date hereof, and Bylaws of Chelsea, as amended to the date hereof. Chelsea has no subsidiaries; nor is it a partner in any partnership or a party to any joint venture. The authorized capital stock of Chelsea consists of 300,000 shares of Common Stock, $0.01 par value per share, 9,200 of which are issued and outstanding. All outstanding shares of Chelsea Stock are validly issued, fully paid and nonassessable, and all of such shares are owned, beneficially and of record, by Mr. Wax, and there are no other classes of stock, options, warrants or conversion privileges outstanding. As a result of the Merger, CBC will acquire good and marketable title to the Chelsea Shares, free and clear of any claim, lien, pledge, security, interest, charge, or other encumbrance whatsoever. The Chelsea Shares are not subject to any option or right to purchase other than pursuant to this Agreement. There are no stock transfer taxes applicable with respect to the Merger.

         4.2 COMPLIANCE WITH LAWS; LICENSES AND PERMITS. Chelsea is not subject to any notice asserting any noncompliance by it with any applicable statute, law, rule or regulation, whether federal, state, local or otherwise, in connection with the operation of its business. Chelsea is the holder of the licenses, permits and authorizations listed on Schedule A, all of which are valid, and in full force and effect. Chelsea has complied and is in compliance in all material respects with all statute, laws, rules, regulations and governmental orders, federal, state, local or otherwise applicable to Chelsea's operation of its business, except as disclosed on Schedule A. The licenses and permits listed on Schedule A are all the licenses and permits that are necessary for the operation of the business as presently conducted.

         4.3 REAL PROPERTY. Attached hereto as Schedule B is a list of all of Chelsea's owned or leased real property interests of every kind or description, or options or agreements to acquire real property interests relating to the operation of the business ("Real Property"). True and correct copies of all the leases have been provided to CBC and have not been modified or amended from such forms. With respect to the Real Property, except as set forth on Schedule B, (a) all obligations of the landlord or lessor under the Leases that have accrued have been performed, and no landlord or lessor is in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists, and Chelsea has no knowledge of any circumstance likely to


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occur, which, with notice or the passage of time, or both, would give rise to a default by the landlord or lessor under any Lease; (b) Chelsea is not in default under or in the performance of any obligation required of it under any Lease, and no circumstance presently exists, and Chelsea has no knowledge of any circumstance likely to occur, which, with notice or the passage of time, or both, would give rise to a default by Chelsea under any Lease; and (c) there are no consents of any landlord or lessor required to transfer the Real Property to CBC. Chelsea shall be responsible to obtain any consents required to transfer the Real Property to CBC.

         4.3.1 TITLE AND DESCRIPTION. Chelsea holds, free and clear of any liens or encumbrances of any kind or nature, a valid and enforceable leasehold interest in the Real Property pursuant to the Leases as shown on Schedule B, subject only to the right of reversion of the landlord or lessor under the leases and the terms thereof.

         4.3.2 PHYSICAL CONDITION. To the best of Chelsea's knowledge, there is no material defect in the physical condition of any improvements located on or constituting a part of the Real Property. The Real Property, including, without limitation, such improvements, is in good condition and repair and is adequate for the uses to which it is being put, and the Real Property, except as disclosed on Schedule B, is not in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The soil condition of the Real Property is such that it will support all of the improvements thereon for the foreseeable life of the improvements without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations.

         4.3.3 UTILITIES. To the best of Chelsea's knowledge, all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the operation of the Real Property as it is now improved and operated are installed and connected pursuant to valid permits, are sufficient to service the Real Property and are in good operating condition except in such case as will not materially detract from the marketability or value of the Real Property and do not impair the operations of the lessee thereof.

         4.3.4 COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. To the best of Chelsea's knowledge, the Real Property is not in violation of any zoning, building, fire, water, use, health, or other law, ordinance, code, regulation, license, permit or authorization issued in respect of any of the Real Property, and Chelsea knows of no such violation or violations that now exist that would materially detract from the marketability or value of the Real Property or impair the operations of the occupant thereof in any material respect. Improvements located on or constituting a part of the Real Property and the construction, installation, use and operation thereof (including, without limitation, the construction, installation, use and operation of any signs located thereon) are in material compliance with all applicable municipal, state, federal or other governmental laws, ordinances, codes, regulations, licenses, permits and authorizations, including, without limitation, applicable zoning, building, fire, water, use, or health laws, ordinances, codes, regulations, licenses, permits and authorizations,


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                  and there are presently in effect all certificates of
                  occupancy, licenses, permits and authorizations required by law, ordinance, code or regulation or by any governmental or private authority having jurisdiction over the ownership or operation of Chelsea's business, or the occupancy thereof or any present use thereof, except such non-compliance as will not materially detract from the marketability or value and do not impair the operations of the business or the occupant thereof in any respect. There is a legally enforceable pedestrian, vehicular and handicapped access to the Real Property.

         4.3.5 REAL PROPERTY TAXES. There is no pending or, to the best of Chelsea's knowledge, threatened special assessment or reassessment of all or any portion of any of the Real Property, and there is no pending or threatened special assessment or reassessment of all or any portion of the Real Property, except as disclosed on Schedule B.

         4.3.6 CONDEMNATION. There is no pending or, to the best of Chelsea's knowledge, threatened condemnation of all or any part of the Real Property.

         4.3.7 INSURABILITY. Chelsea has not received any notice from any insurance carrier of any defects or inadequacies in the Real Property or any part thereof.

         4.4 PERSONAL PROPERTY. Attached hereto as Schedule C is a list of all tangible personal property of every kind and description owned by Chelsea used or held for use in the operation of the business, and any additions, replacements therefor or improvements thereof acquired or constructed prior to Closing (collectively, the "Personal Property"), and, at Closing, all shall be owned by Chelsea free and clear of all liens, encumbrances, interests, restrictions or preemptive rights of any kind whatsoever except as set forth herein, and the Personal Property shall be owned by Chelsea and free and clear of all liens, encumbrances, interests or restrictions of any kind whatsoever except as set forth herein and the Chelsea Assets have been maintained in good condition, subject to normal wear and tear; Chelsea has conducted its business in the Ordinary Course of Business as defined herein. As used herein, the term "Ordinary Course of Business" means, with respect to Chelsea, the ordinary course of its business consistent with the past practices of Chelsea.

         4.5 CONTRACTS. Attached hereto as Schedule D is a list of all of Chelsea's rights and benefits under the business agreements, production agreements including but not limited to any agreements regarding any interest or rights (whether past, present or future) in the ownership or distribution of any independent films or other commercial production agreements, sales representation agreements, employment agreements, director agreements, real and personal property leases, real property licenses and contracts in connection with the operation of the business which, by their terms, will survive Closing, including any renewals, extensions, amendments or modifications thereof, and any additional agreements, leases and contracts made or entered into by Chelsea in the Ordinary Course of Business, as defined in Section 4.4 hereof, approved in writing by CBC, between the date hereof and the Closing which, by their terms, will survive Closing, (collectively, the "Contracts"); and at Closing,


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Chelsea will not be a party to or bound by any written or oral Contract, except as set forth on Schedule D. Each of the Contracts are in full force and effect, and there are no outstanding notices of cancellation, acceleration or termination in connection therewith except as noted upon Schedule D. The Contracts listed on Schedule D are all the contracts and agreements to which Chelsea is a party in connection with its business which will survive Closing and are all that are necessary for the operation of its business as presently conducted. Chelsea is not in breach or default in connection with any of the Contracts, except as noted on Schedule D. Chelsea has made available to CBC true and correct copies of all Contracts listed on Schedule D, and will make available to CBC true and correct copies of any additional Contracts and any additional agreements, leases and contracts relating to the operation of its business entered into by Chelsea in the Ordinary Course of Business, or as approved by CBC.

         4.6 INTELLECTUAL PROPERTY. Attached hereto as Schedule E is a list of all right, title and interest of the Sellers in and to the use of the all common law property rights, goodwill, copyrights, trademarks, service marks, trade names, patents, jingles, logotypes, slogans and other similar rights used or held for use in connection with the operation of the business, including all accretions thereto. There is no other name, trademark, service mark, copyright, or other trade, or service right or mark currently being used in the operation of the business other than those listed in Schedule E. Chelsea pays no royalty to anyone for use of any such rights and has the right to bring action for the infringement thereof by third parties. Chelsea represents and warrants that the operation of its business does not infringe on any trademark, service mark, copyright or other intellectual property or similar right owned by others, including without limitation, rights of privacy and publicity.

         4.7 LITIGATION. Except as set forth on Schedule F, no strike, labor dispute, investigation, litigation, claim, court or administrative proceeding is pending or, to the best of Chelsea's knowledge, threatened against Chelsea relating to its business, its employees or any of its assets or the Chelsea Shares, and Chelsea knows of no basis for any such possible action.

         4.8 INSURANCE. Chelsea shall maintain in full force and effect all of its existing casualty, liability, and other insurance covering any or all of the Acquired Assets through the day following the Closing Date in amounts not less than those in effect on the date hereof; Chelsea has set forth on Schedule G an abstract of such casualty insurance coverage. Such coverage is for full replacement value against risks commonly insured against in the television commercial production industry and Chelsea is not in default under any such policies. Chelsea has not received any notice from any issuer of such policies of its intention to cancel, terminate or refuse to renew any policy issued by it.

         4.9 LABOR RELATIONS. Schedule H lists the names, dates of hire and current annual salaries of all persons employed by Chelsea directly or indirectly and principally in connection with the operation of its business. Except as set forth on Schedule D or H, Chelsea is not a party to or subject to any collective bargaining agreements. Chelsea has no written or oral contracts of employment with any of its employees, other than (i) oral employment agreements terminable at will without penalty, or (ii) those listed in Schedule
D. Chelsea in the operation of its business, has complied with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll related

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taxes. To the best of Chelsea's knowledge, there is no representation or organizing effort pending or threatened against or involving or affecting Chelsea with respect to employees employed by it.

         4.10 EMPLOYEE PLANS. Chelsea has not established any oral or written Employee Plan for the employees thereof except as set forth on Schedule I to this Agreement. For purposes of this Agreement, Employee Plan means any pension, retirement, disability, medical, dental or other health insurance plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan, or other employee benefit plan or arrangement, including, without limitation, any "pension plan" or "welfare plan" as defined by the Employee Retirement Income Security Act of 1974 ("ERISA"). Each Employee Plan set forth on Schedule I to this Agreement has been administered to date or terminated, as the case may be, in compliance with the requirements of the Internal Revenue Code and ERISA, where applicable each Employee Plan is fully funded on a termination basis, and all reports required by any government agency with respect to such plans have been timely filed, and notwithstanding anything to the contrary contained in such plan and except as disclosed on Schedule I, all benefits, liabilities and obligations of Chelsea to date under such plan have been fully accrued and reflected on the Financial Statements. A complete and accurate copy of each Employee Plan set forth on Schedule I to this Agreement has been delivered to CBC along with all related determination letters and filings for the most recent plan year.

         4.11 MATERIAL ADVERSE CHANGE. Since January 31, 1999, there has not been any material adverse change in the operation of Chelsea's business, except as disclosed on Schedule J. As used in this Agreement, a "material adverse change" shall expressly include any event which would prevent CBC from consummating this acquisition in the ordinary course without a material increase in the costs of acquisition understood by CBC as of the date hereof.

         4.12 FINANCIAL STATEMENTS. Chelsea has delivered to CBC its unaudited financial statements for the fiscal years ending September 30 1996, 1997, and 1998 along with an income statement for the four month period ending January 31, 1999. Such financial statements, balance sheets, income statements and the notes thereto are true, complete and accurate in all material respects and fairly present the consolidated assets, liabilities and financial condition of the business as at the respective dates thereof, and such statements of operations and the notes thereto are true, complete and accurate in all material respects and fairly present the results of operations for the periods indicated, and all such financial statements, balance sheets and statements of operations have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

         4.13 NO UNDISCLOSED LIABILITIES. Chelsea has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the January 31, 1999 balance sheet, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof (none of which liabilities and obligations is a liability for breach of contract, tort, infringement or violation of law and all of which together are not material in the aggregate); and the reserves reflected in the January 31, 1999 balance sheet are adequate, appropriate and reasonable under


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generally accepted accounting standards for a business of the same type and nature as the business.

         4.14 RECORD BOOKS. The minute book and stock record book of Chelsea to be delivered to CBC at Closing shall be complete and correct in all material respects.

         4.15 TAXES. Except as disclosed on Schedule K, Chelsea has filed all requisite federal, state and local tax returns and all other returns with respect to taxes which are required to be filed by it on or before the date hereof, and has paid all taxes at set forth on such returns. All such returns were accurately prepared, and complete copies of all state and federal tax returns filed by or on behalf of Chelsea have been provided to CBC. Chelsea has not received any notice of deficiency or assessment of additional taxes. All taxes, assessments and other governmental charges, due on or before the date hereof upon Chelsea, or any of its income, properties, or assets, have been duly paid or will be paid within the statutory filing periods. Chelsea has not granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of any federal, state or other tax. Chelsea has, to the best of it's knowledge, withheld proper and accurate amounts from its employees and deposited such sums in full and complete compliance with the tax withholding provisions of applicable federal and state laws and adequate accruals and reserves have been maintained to cover the liability for all federal and state income and other taxes.

         4.16 SUPPLEMENTAL DISCLOSURE. From time to time prior to the Closing, Chelsea will promptly supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of the Agreement, would have been required to be set forth or described in such Schedules. No supplement or amendment of any Schedule made pursuant to this Section shall be deemed to amend, modify or update any representation or warranty of Chelsea made in this Agreement or cure any breach thereof unless CBC specifically agrees thereto in writing.

         4.17  ENVIRONMENTAL MATTERS.

         4.17.1 ENVIRONMENTAL REPRESENTATION. Chelsea is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment ("Environmental Laws") (which compliance includes, but is not limited to, the possession by such Chelsea of any and all permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof) with respect to the Leased Real Property and the operation of its business. Chelsea has not received any communication (written or oral), whether from a Governmental Authority, citizens' group, employee or otherwise, alleging that Chelsea is not in such compliance, and to Chelsea's knowledge, there are no past or present actions, activities, circumstances, conditions, covenants or incidents that may prevent or interfere with such compliance in the future. Except as disclosed on Schedule B, Chelsea has not participated in nor approved, nor has there occurred, to the best of their knowledge, any production, disposal or


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                  storage on the Leased Real Property of any hazardous waste or toxic substance (above or beneath the surface), to the best of Chelsea's knowledge, nor is there any proceeding or inquiry, by any governmental authority (federal or state) with respect to the presence of such waste or substance on the Leased Real Property. There is no Environmental Claim (as defined below) pending, or to the knowledge of Chelsea, threatened against Chelsea with respect to the Leased Real Property or its business or, to the best of the Chelsea's knowledge, against any person whose liability for any Environmental Claim Chelsea has or may have retained or assumed either contractually or by operation of law. There are no past or present actions, activities, circumstances, conditions, events or incidents with respect to the Leased Real Property, Chelsea or its business that could form the basis of an Environmental Claim against Chelsea or against any person whose liability for any Environmental Claim Chelsea has or may have retained or assumed either contractually or by operation of law. As used herein, "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person alleging potential liability arising out of, based on or resulting from (a) the presence or release of any hazardous waste at any location, whether or not owned or operated by Chelsea, (b) circumstances forming the basis of any violation of any Environmental Law or (c) circumstances requiring the removal, abatement, investigation or remediation of Hazardous Waste. "Hazardous waste" shall consist of the substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 USCss.9601, et seq., or in the Hazardous Materials Transportation Act, 49 USCss.1801, et seq., or in the Resources Conservation and Recovery Act, 42 USCss.6901, et seq., and all substances defined as "hazardous waste" under the Statutes of the States of Massachusetts, California and New York (with respect to Leased Real Property located in such states) or any regulations adopted pursuant to those statutes, including, but not limited to, asbestos and asbestos containing materials.

         4.17.2 ENVIRONMENTAL COVENANTS. Chelsea has provided CBC with all information, surveys and reports in Chelsea's possession or control concerning the existence or possible existence of any underground storage tanks, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon gas, radioactive materials, liquid petroleum or liquid petroleum products, or other hazardous wastes, and any other reports, studies or documents in Chelsea's possession relating to Chelsea's potential violation or liability under applicable Environmental Laws ("Environmental Contamination").

         4.18 ACCESS TO INFORMATION. Chelsea shall give CBC and its representatives reasonable access during normal business hours throughout the period prior to Closing to the operations, properties, books, accounting records, contracts, agreements, leases, commitments, sales records and other records of and pertaining to the operation of its business; provided, however, such access shall not unreasonably disrupt Chelsea's normal operation. Chelsea shall furnish to CBC all information concerning Chelsea's affairs as CBC may reasonably request, including, but not limited to, information regarding the status of Chelsea's loan agreement with Johnson-Burnett Productions, and Chelsea shall provide CBC with such information regarding Chelsea's affairs as CBC reasonably requests. Each party will maintain the confidentiality of all the information and materials delivered to the other or made available for its inspection by the other hereunder. Nothing shall be deemed to be confidential information that: (a) is known to the party to whom it was disclosed at the time of its disclosure; (b) becomes publicly known or available other than through disclosure by the disclosing party; (c) is received by the party to whom it was disclosed from a third party not actually known by the disclosing party to be bound by a confidentiality agreement with or obligation to the disclosing party; or (d) is independently developed by the party to whom it was disclosed as clearly evidenced by its records. Notwithstanding the foregoing provisions of this Section, a party may disclose such confidential information (x) to the extent required (in the opinion of the disclosing parties independent legal counsel) to comply with applicable laws and regulations, (y) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, and agents with respect to the transactions contemplated hereby (so long as such parties are informed of the confidentiality of such information), and (z) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, each party will return to the other all confidential information disclosed pursuant hereto relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement.

         4.19 CONDUCT OF THE BUSINESS. Until Closing, without the prior written consent of CBC, Chelsea shall not enter into any transaction, agreement or understanding other than in the Ordinary Course of Business which will not survive Closing, or modify any of the Contracts; no employment contract shall be entered into by Chelsea relating to the operation of its business unless the same is terminable at will and without penalty at any time; no material increase in compensation payable or to become payable, to any of the employees employed by Chelsea shall be made; no material change in personnel policies, insurance benefits or other compensation arrangements shall be made; and Chelsea will cause its business to be operated in all material respects in compliance with all applicable laws and regulations.

         4.20 EMPLOYEES. Except as set forth herein, Chelsea shall be solely responsible for any and all liabilities and obligations Chelsea may have to its employees, including, without limitation, compensation, severance pay, incentive bonuses, health expenses, and accrued vacation time, sick leave and obligations under any of Chelsea's employee benefit plans. Chelsea acknowledges that except as set forth herein, CBC has no obligation hereunder to offer employment to any employee of Chelsea; however, CBC shall have the right to hire such employees as CBC may select in its sole discretion. Except as set forth herein, with respect to any employee that CBC hires, Chelsea further acknowledges that CBC shall have no obligation for any compensation, incentive bonuses, health expenses, "accrued vacation" or other accrued leave time of said employees as a consequence of their being hired by CBC, and CBC shall have no liability for any such compensation due any employee for service prior to the Closing Date. Chelsea also acknowledges that with respect to such employees as may be hired by

CBC, and where any such compensation, incentive bonuses, health expenses, or accrued leave time exists for said employees, Chelsea will retain the responsibility for any liability arising therefrom. Except as set forth herein, the consummation of the transaction contemplated hereby will not cause CBC to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any person or entity for employment by Chelsea, or any liability under any employee benefit plans of Chelsea, including, without limitation, any liability under the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended. Chelsea shall comply with the provisions of the Worker Adjustment and Retraining and Notification Act and similar laws and regulations, if applicable, and shall be solely responsible for any and all liabilities, penalties, fines, or other sanctions that may be assessed or otherwise due under such applicable laws and regulations on account of the dismissal or termination of the employees by Chelsea.

         4.21 PRE-CLOSING COVENANTS. Between the date hereof and the Closing, Chelsea covenants that:

         4.21.1 CONDUCT OF BUSINESS. Chelsea shall conduct the business operations in the Ordinary Course of Business, and shall continue all practices, policies, procedures and technical operations relating to the business in substantially the same manner as heretofore. Chelsea shall continue to operate its business in material conformity in all material respects with all applicable laws, regulations, rules and ordinances.

         4.21.2 MAINTENANCE OF ASSETS. Chelsea shall maintain all of its assets in a good condition and, with respect to the Personal Property, shall maintain inventories of spare parts at levels consistent with the past practices of Chelsea. Chelsea shall not sell, convey, assign, transfer or encumber any of the Assets, except for the retirement of tangible Assets consistent with the normal and customary practices of Chelsea and its business which will be replaced prior to Closing.

         4.22 NO MISLEADING STATEMENTS. No statement, representation or warranty made by Mr. Wax herein and no information provided or to be provided by Chelsea to CBC pursuant to this Agreement or any other documents delivered hereunder or in connection with the negotiations covering the purchase and sale contemplated herein contains or will contain any untrue statement of a material fact, or omits or will omit a material fact. There are no facts or circumstances known to Mr. Wax or Chelsea and not disclosed herein or in the Schedules or Exhibits hereto that, either individually or in the aggregate, will materially adversely affect after Closing the Assets, Chelsea Shares or the condition or operation of the business.

         4.23 CONSENTS. Chelsea shall obtain any required third party consents, the absence of which would bar the transactions contemplated by this Agreement. If, on the Closing Date, Chelsea has not obtained any required consent for the assignment of any Contract and the Closing occurs, then after the Closing Date, Chelsea will continue to use its best efforts, and CBC will cooperate with Chelsea, to obtain any such consent and/or to remove any other impediments to the assignment of any such Contract. From and after the Closing, until the valid assignment of all such Contracts, Chelsea will take such lawful actions as are reasonably necessary to assure that the surviving corporation shall receive the benefits of, and shall be obligated to perform the obligations of Chelsea under, all such Contracts after the Closing Date to the same extent as if the surviving corporation were a party thereunder and CBC agrees to cooperate with Chelsea in connection with any such actions and to enter into, at the time of the Closing, any lawful arrangements in furtherance thereof reasonably requested by Chelsea.

         4.24 SUPPLEMENTAL DISCLOSURE. From time to time prior to the Closing, Chelsea will promptly supplement or amend the Schedules and Exhibits hereto with respect to any matter hereafter arising which, if existing or occurring at the date of the Agreement, would have been required to be set forth or described in such Schedules. No supplement or amendment of any Schedule made pursuant to this Section shall be deemed to amend, modify or update any representation or warranty of Chelsea made in this Agreement or cure any breach thereof unless CBC specifically agrees thereto in writing.

         4.25 CHELSEA SHARES. Chelsea hereby covenants to and agrees that, from the date hereof to the Closing, Chelsea shall not:

         (a) Issue, sell or commit to issue or sell any shares of Chelsea's capital stock or other securities, or any other ownership interest therein; or

         (b) Grant or commit to grant any option, warrant or other right to subscribe for or purchase or otherwise acquire any shares of any of Chelsea's capital stock or any other ownership interest therein.

         4.26     CBC COMMON STOCK.

         Mr. Wax further acknowledges, represents and warrants to CBC as follows:

         (a) Mr. Wax understands that the shares of CBC Common Stock to be issued to him in the Merger will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by Mr. Wax in this Agreement. Mr. Wax understands that CBC is relying upon Mr. Wax's representation and warranties contained in this Section 4.26 for the purpose of determining whether this transaction meets the requirements for such exemptions.

         (b) Mr. Wax has such knowledge, skill and experience in business, financial and investment matters so that Mr. Wax is capable of evaluating the merits and risks of an investment in CBC Common Stock pursuant to the transactions contemplated by this Agreement or to the extent that Mr. Wax has deemed it appropriate to do so, Mr. Wax has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in CBC Common Stock pursuant to the transactions contemplated by this Agreement.

         (c) Mr. Wax has made, either alone or together with Mr. Wax's advisors, such independent investigation of CBC, its management and related matters as Mr. Wax deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in CBC Common Stock through the transactions contemplated by this Agreement; and Mr. Wax and advisors have received all information and data that Mr. Wax and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in CBC Common Stock pursuant to the transactions contemplated by this Agreement.

         (d) Mr. Wax understands that the shares of CBC Common Stock to be received by Mr. Wax in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "SEC") promulgated thereunder provide in substance that Mr. Wax may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. Mr. Wax further understands that CBC has no obligation or intention to register the sale of any of the shares of CBC Common stock to be received by Mr. Wax in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act. Mr. Wax further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, Mr. Wax understands that Mr. Wax may have to bear the economic risk of an investment in CBC Common Stock to be received by Mr. Wax pursuant to the transactions contemplated hereby for an indefinite period of time.

         (e) Mr. Wax is acquiring shares of CBC Common Stock pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein.

         (f) The certificate(s) evidencing the shares of CBC Common Stock to be issued pursuant to the transactions contemplated hereby shall bear the following legend:
                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."

                                    ARTICLE 5
                 CBC'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         CBC represents and warrants as follows, which representations and warranties shall be deemed to have been made again at Closing:

         5.1 CORPORATE EXISTENCE AND POWERS OF CBC. CBC is a corporation organized and existing in good standing under the laws of the State of Minnesota with full power and authority to enter into this Agreement and consummate the transactions contemplated herein; the execution of the Agreement and, the completion of the transactions herein involved will not result in the violation of any order, license, permit, rule, judgment or decree to which CBC is subject or the breach of any contract, agreement or other commitment to which CBC is a party or by which it or its properties is bound or conflict with or violate any provision of

CBC's Articles of Incorporation, By-Laws, or other organizational documents; and except for the transfer of control to CBC and the consents identified by Chelsea on Schedule D, to CBC's knowledge, no other consent of any kind is required that has not been obtained for CBC to make or carry out the terms of this Agreement.

         5.2 CORPORATE EXISTENCE AND POWERS OF MERGER SUB. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with full power and authority to enter into this Agreement and consummate the transactions contemplated herein. Merger Sub is a corporation newly formed by CBC for the sole purpose of consummating the transactions contemplated by this Agreement and has not conducted any business other than as expressly set forth in or contemplated by this Agreement.

         5.3 AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of CBC and Merger Sub and by CBC as the sole shareholder of Merger Sub, and no other corporate proceedings on the part of CBC or Merger Sub are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by CBC and Merger Sub and constitutes the valid and binding agreement of CBC and Merger Sub, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

         5.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Subject to (a) the filing of Articles of Merger with the Secretaries of State of the Commonwealth and Minnesota and (b) compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the Charter or By-Laws of CBC or Merger Sub; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which CBC or Merger Sub is a party, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of CBC or Merger Sub pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a material adverse effect on CBC or its business or prospects; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to CBC or Merger Sub or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have a material adverse effect on CBC or its business or prospects; or (iv) require, on the part of CBC or Merger Sub, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a material adverse effect on CBC or its business or prospects since December 31, 1998.

         5.5 CAPITALIZATION. (a) The authorized capital stock of CBC consists of 50,000,000 shares of CBC Common Stock, of which 6,871,742 shares are issued and outstanding as of December 31, 1998. All of the issued and outstanding shares of CBC Common Stock are (and all shares of CBC Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, shall
be) duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any applicable preemptive rights. There are no agreements or commitments to which CBC is a party or by which it is bound for the redemption or repurchase of any shares of its capital stock. Except as otherwise disclosed in CBC's SEC Filings (as defined in Section 5.6) or on Schedule 5.5, there are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of CBC, and there are no agreements or commitments to which CBC is a party or by which it is bound pursuant to which CBC is or may become obligated to issue additional shares of its capital stock since December 31, 1998.

                  (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value per share, 100 of which are issued and outstanding and owned beneficially and of record by CBC. CBC is the sole holder of the capital stock of Merger Sub. There are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of Merger Sub, and there are no agreements or commitments to which Merger Sub is a party or by which it is bound pursuant to which Merger Sub is or may become obligated to issue additional shares of its capital stock.

         5.6 SEC REPORTS AND FINANCIAL STATEMENTS. CBC has heretofore delivered or made available to Mr. Wax complete and correct copies of all reports and other filings filed by CBC with the SEC pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Acts") since and including the filing date of the Registration Statement with respect to the Company's initial public offering (such reports and other filings collectively referred to herein as the "SEC Filings"). The SEC Filings constitute all of the documents required to be filed by CBC under the SEC Acts with the SEC. All documents required to be filed as exhibits to the SEC Filings have been so filed, and all contracts so filed as exhibits and which are material are in full force and effect, except those which are expired in accordance with their terms or have otherwise been terminated, and neither CBC nor any of its subsidiaries is in default thereunder. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of CBC included in the SEC Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of CBC, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of CBC as at the dates thereof and the results of operations and cash flows (or changes in financial position, from the previous fiscal year) for the periods then ended. The unaudited financial statements included in the SEC Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of CBC, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of CBC as at the dates thereof and the results of operations and cash flows (or changes in financial condition from the previous fiscal year) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The foregoing representations and warranties in this Section 5.6 shall also be deemed to be made with respect to all filings made with the SEC on or before the Merger Effective Date. Except in the event of a shareholder takeover or other events beyond its control, CBC hereby covenants with Mr. Wax, which covenant shall survive the Closing indefinitely, to maintain it registration under the Securities Exchange Act of 1934, as amended, and to file all reports required to be filed by it thereunder for a period of not less than three years after and CBC Shares are issued to Mr. Wax as a result of the Merger. CBC agrees that, as soon as permitted under applicable SEC Regulations, it will use its best efforts to become qualified to register the CBC Shares issued to Mr. Wax pursuant to this Agreement on Form S-3 under the Securities Act or any comparable or successor form and, upon reasonable request from Mr. Wax to register any of his CBC Common Shares, CBC shall use its best efforts to register, within 90 days of such request (provided it is permitted under applicable SEC Regulations), on Form S-3 or any comparable or successor form thereto, for public sale in accordance with the method of disposition specified in such form, the number of CBC Shares specified in such request.

         5.7 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 5.7 hereto and as disclosed in CBC's SEC Filings, since January 31, 1999, there have been no material adverse changes in CBC's business and CBC has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any material adverse change in its business or prospects; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature; (vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock other than options to purchase shares of CBC Common Stock granted under its stock option plans, shares of CBC Common Stock issued upon exercise of stock options and shares of CBC Common Stock issued upon the exercise of outstanding warrants;
(viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock; or (ix) entered into any agreement to do any of the foregoing.

         5.8 LITIGATION. Except as set forth in Schedule 5.8, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the knowledge of CBC, threatened against CBC or its properties, assets or business or, to the knowledge of CBC, pending or threatened against any of the officers, directors, employees, agents or consultants of CBC in connection with the business of CBC. There are no such suits, actions, claims, proceedings or investigations pending, or, to the knowledge of CBC, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which CBC is a party, or involving CBC's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by CBC.

         5.9 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in Schedule 5.9, CBC is not in violation of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except where any such violation would not have a material adverse effect. CBC has not received any notice alleging any such violation, nor to the knowledge of CBC, is there any inquiry, investigation or proceedings relating thereto.

         5.10 DISCLOSURE. No representation or warranty by CBC or Merger Sub contained in this Agreement and no statement contained in any of the Disclosure Schedules delivered or to be delivered pursuant to this Agreement contains or will contain, when considered together as a whole, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

                                    ARTICLE 6
                             BREACH OF AGREEMENTS,
                         REPRESENTATIONS AND WARRANTIES

         6.1 INDEMNIFICATION BY MR. WAX. Mr. Wax shall indemnify and hold harmless CBC and Merger Sub and every affiliate of CBC and Merger Sub and any of its or their directors, members, managers, stockholders, officers, partners, employees, agents, consultants, representatives, transferees and assignees (collectively, the "CBC Indemnitees") from and against any loss, damage, liability, claim, demand, judgment or expense, including claims of third parties, and including without being limited to, reasonable counsel fees and reasonable accounting fees, (collectively, "Damages"), sustained by CBC Indemnities by reason of, or arising out of or relating to, (i) any material breach of any warranty, representation, covenant or agreement of Mr. Wax contained herein or in any other document delivered pursuant to the terms hereof or in the Schedules attached hereto, (ii) any error contained in any statement, report, certificate or other instrument delivered to CBC Indemnities by Mr. Wax pursuant to this Agreement, (iii) any failure by Mr. Wax to pay or discharge any liability relating to the business that is not expressly assumed by CBC hereunder, (iv) any facts or circumstances described in Schedule F, or (v) any obligations for unpaid taxes, penalties and interest with respect to Chelsea noted on Schedule K. Chelsea hereby expressly waives all rights of equitable indemnity, subrogation and contribution, whether by contract, statute or common law with respect to it for the indemnification obligations of Chelsea to CBC Indemnities contained herein. Notwithstanding the foregoing,

         Mr. Wax shall have no liability to the CBC Indemnitees pursuant to this
Section 6.1, except to the extent that Damages exceed $25,000.00.

         6.2 INDEMNIFICATION BY CBC. CBC shall indemnify and hold harmless Mr. Wax and Chelsea and any directors, members, stockholders, officers, partners, employees, agents, consultants, representatives, transferees and assignees (collectively, the "Chelsea Indemnities") from and against any loss, damage, liability, claim, demand, judgment or expense, including claims of third parties, and including without being limited to, reasonable counsel fees and reasonable accounting fees, sustained by Chelsea Indemnities by reason of, or arising out of or relating to, (i) any material breach of any warranty, representation, covenant or agreement of CBC contained herein or any other document delivered pursuant to the terms hereof, (ii) any material error contained in any statement, report, certificate or other instrument delivered to Chelsea Indemnities by CBC pursuant to this Agreement, or (iii) any failure by CBC to pay or discharge any liability relating to the business as set forth in
Section 2 above. Notwithstanding the foregoing, except in the case of CBC's failure to maintain its SEC Filings pursuant to Section 5.6 or CBC's failure to comply with its obligations pursuant to Section 2, CBC shall have no liability to the Chelsea Indemnitees pursuant to this Section 6.2 except to the extent that Damages exceed $25,000.

         6.3 SPECIFIC PERFORMANCE. Mr. Wax acknowledges that the Chelsea Shares to be transferred and assigned under this Agreement are unique and not readily bought or sold on the open market and, for that reason, among others, CBC would be irreparably harmed by any breach or failure of Mr. Wax to consummate this Agreement, and monetary damages therefore will be highly difficult, if not wholly impossible, to ascertain. It is therefore agreed that this Agreement shall be enforceable by CBC in a court of equity by a decree of specific performance, and an injunction may be issued restraining any transfer or assignment of the assets or the Chelsea Shares contrary to the provisions of this Agreement pending the determination of such controversy. Mr. Wax hereby waives the claim or defense that an adequate remedy at law exists. In the event of a suit by CBC to obtain specific performance and CBC's prevailing in such action, CBC shall be entitled to reimbursement by Mr. Wax of all reasonable attorneys' fees and other out-of-pocket expenses incurred by CBC with respect thereto.

         6.4 PROCEDURES. The indemnified party agrees to give written notice to the indemnifying party within 10 days of obtaining knowledge of any claim or other assertion of liability which could give rise to a claim for indemnification hereunder (hereinafter collectively "Claims," and individually a "Claim"), it being understood that the failure to give such notice shall not affect the indemnified party's obligation to indemnify as set forth in this Agreement, unless, and then only to the extent, the indemnifying party's ability to contest, defend or settle with respect to such Claim is thereby demonstrably and materially prejudiced by such failure to give such notice. The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to this Article 6 resulting from any Claim, shall be subject to the following additional terms and conditions:

                  (a) Provided the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party with respect to the Claim and further satisfies the indemnified party as to its financial ability to satisfy such indemnification obligation, the indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

                  (b) In the event that the indemnifying party shall either (i) elect not to undertake, or shall fail to satisfy any requirements to undertake, such defense or opposition, or (ii) fail to properly elect within thirty (30) days after notice of any such Claim from the indemnified party or thereafter fail to defend or oppose such Claim, then, in either such event, the indemnified party shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party.

                  (c) Notwithstanding anything in this Section 6.4 to the contrary, (i) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which includes any admission of liability or does not include as a term thereof the giving by the claimant or the plaintiff to the indemnified party of an unconditional release from all liability in respect of such Claim, and (ii) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.

                  (d) The indemnifying party hereby agrees to pay the amount of any established Claim within fifteen (15) days after the establishment thereof. The amount of established Claims shall be paid in cash. Any amounts for such Claims not paid when due under this Article shall bear interest at a rate equal to 15% per annum until paid.

                                    ARTICLE 7
                                  TERMINATION

         7.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time on or prior to the Closing Date: (a) by the mutual consent of Chelsea and CBC; (b) by written notice of either CBC or Chelsea if the other party breaches in any material respect any of its representations, warranties, covenants or agreements contained herein and such breach has not been cured within ten (10) days of the date of notice of breach is received by the breaching party, provided, however, that no notice of intention to terminate this Agreement pursuant to this Section 7.1 may be served by a party that is itself in material breach of the Agreement at the time of such notice; (c) by CBC as provided under
Section 4.17 (regarding Environmental Matters); (d) by CBC if not then in material breach or default if Chelsea have failed to satisfy the conditions set forth in Section 8.2, or (e) by Chelsea if not then in material breach or default if CBC has failed to satisfy the conditions set forth in Section 8.3.

         7.2 EFFECT OF TERMINATION. In the event this Agreement is terminated as provided for in this Article 7, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; provided that the confidentiality provisions of Section 4.18 and the provisions of Section 9.12 shall survive such termination, and provided further that the termination of this Agreement shall not relieve any party of liability for its material breach of this Agreement.

                                    ARTICLE 8
                                     CLOSING

         Subject to the terms and conditions herein stated, the parties agree as follows:

         8.1 CLOSING DATE. The closing of the transactions contemplated under this Agreement (the "Closing") shall be held at such time and date or dates as shall be mutually agreed by Mr. Wax and CBC; provided, however, that the parties agree to use all reasonable efforts to cause the Closing to occur on or about March 1, 1999.

         8.2 MR. WAX'S AND CHELSEA'S OBLIGATIONS AT CLOSING. At Closing, Mr. Wax and/or Chelsea shall deliver to CBC the following:

         (a) An Assignment of the Chelsea Shares together with a certificate or certificates for the Chelsea Shares;

         (b) Resignations of the incumbent officers and directors of Chelsea;

         (c) Certificate of Chelsea' s Clerk certifying as to Chelsea's Articles of Organization, By-Laws, and Board of Directors and shareholder approvals (all of which shall be attached thereto);

         (d) UCC reports dated not more than thirty (30) days prior to the Closing Date of the Secretaries of State for the Commonwealth and the States of New York and California evidencing no judgments, financing statements, or liens on file with respect to the any assets of Chelsea, or, if such report evidences that judgments, financing statements, or liens on file, a termination statement or other appropriate document signed by the secured party or lienholder evidencing the release or termination of such financing statement or such lien or a pay-off letter from such secured party or lienholder indicating that such party or lienholder will provide such release or termination statement upon receipt of payment from the proceeds of the sale contemplated herein, other than Permitted Encumbrances;

         (e) Executed Director Agreements for Medhi Norowzian, Simon Blake and Januz Kaminski;

         (f) Executed Employment Agreements for Mr. Wax, Allison Amon, and Lisa Mehling;

         (g) Certificates of Corporate Good Standing for Chelsea in the States of Massachusetts, California and New York;

         (h) Such other documents and instruments as might reasonably be requested by CBC to consummate the transaction contemplated hereunder consistent with the intent expressed herein;

         (i)      Third party consents required to consummate the transaction.

         (j)      Termination of Chelsea's Agreement with Johnson-Burnett
                  Productions.

         8.3 CBC'S OBLIGATIONS AT CLOSING. At Closing, CBC shall deliver to Chelsea the following:

         (a) A certificate for the CBC Shares required to be issued on the Merger Effective Date;

         (b) Confirmation that $605,000.00 has been sent directly to an escrow agent in connection with the termination of the Johnson-Burnett Agreement;

         (c)      The transfer of the following liabilities and obligations:

                  (i) The amount up to $47,500 to DGA paid pursuant to the DGA Settlement Agreement; and

                  (ii) The amount up to $234,884 for payment of outstanding accounts payable and expenses listed on Schedule L attached hereto.

         (d) Certified copies of resolutions of the Board of Directors of CBC authorizing the transaction contemplated hereby; and

         (e) Such other documents and instruments as might reasonably be requested by Chelsea to consummate the transactions contemplated hereunder consistent with the intent expressed herein.

         8.4 CONDITIONS TO OBLIGATIONS OF CBC. The obligations of CBC to consummate the transaction herein contemplated at Closing are subject to and conditioned upon:

         (a) The execution of Director Agreements for Medhi Norowzian; Simon Blake; and Januz Kaminski described and set forth herein;

         (b) Executed Employment Agreements for Mr. Wax, Allison Amon and Lisa Mehling;

         (c) Satisfaction of obligations to Johnson-Burnett Productions and termination of Chelsea's agreement with Johnson-Burnett Productions;

         (d) The satisfaction at or before Closing of all agreements, obligations, covenants and conditions of Chelsea and Mr. Wax hereunder required to be performed or complied with by them on or before Closing;

         (e) The accuracy of the representations and warranties made by Mr. Wax and Chelsea;

         (f) Chelsea shall not be subject to any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby;

         (g) Delivery of the termination statements, pay-off letters or other appropriate documentation called for to be delivered by Chelsea so as to result in the release of all security interests assets and the Chelsea Shares;

         (h) CBC shall have completed its due diligence and any remediation required to be performed by Chelsea pursuant thereto shall have been completed to CBC's reasonable satisfaction;

         (i) CBC shall have completed an inspection of the Leased Real Property and determined to its reasonable satisfaction that the buildings, structures, improvements and fixtures comprising the Leased Real Property are in good and technically sound operating condition in all material respects, have no latent defects of material significance and are reasonably suitable for the purposes for which they are being used;

         (j) Mr. Wax and Chelsea shall have complied with each and every one of the obligations set forth in Section 8.2 or such compliance shall have been waived by CBC; and

         (k) Delivery of third party consents required to consummate this transaction.

         (l) Receipt of the executed Johnson-Burnett Productions Termination Agreement.

         8.5 CONDITIONS TO OBLIGATIONS OF MR. WAX AND CHELSEA. The obligations of Mr. Wax to consummate the transaction herein contemplated at Closing are subject to and conditioned upon:

         (a) The satisfaction at or before Closing in all respects of all agreements, obligations and conditions of CBC hereunder required to be performed or complied with by it at or before the Closing;

         (b) The accuracy of the representations and warranties made by CBC;

         (c) CBC shall not be subject to any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby;

         (d) CBC shall have complied with each and every one of its obligations under Section 8.3.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         9.1 SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants of Chelsea, Mr. Wax, CBC or Merger Sub contained in this Agreement shall survive from the Closing until the later of
(i) one year thereafter or, (ii) such date as CBC shall have received audited financial statements for the fiscal year ending December 31, 1999.

         9.2 EXECUTION OF DOCUMENTS. The parties agree to execute all applications, documents and instruments which may be reasonably necessary for the consummation of the transactions contemplated hereunder, or which might be from time to time reasonably requested by any party hereto in connection therewith, whether before or after the date of Closing.

         9.3 NOTICES. All notices, requests, elections, demands and other communications given pursuant to this Agreement shall be in writing and shall be duly given when delivered personally or by facsimile transmission (upon receipt of confirmation) or when deposited in the mail, certified or registered mail, postage prepaid, return receipt requested, and shall be addressed as follows:

         If to Mr. Wax or Chelsea:

                  Mr. Steve Wax
                  Chelsea Pictures, Inc.
                  122 Hudson Street
                  Sixth Floor
                  New York, New York 10013

         with copy to:

                  Frederick H. Grein, Jr., Esq.
                  Hutchins, Wheeler & Dittmar
                  101 Federal Street, 30th Floor
                  Boston, Massachusetts 02110

         If to CBC Merger Sub or Surviving Corporation:

                  Mr. Christopher T. Dahl
                  Children's Broadcasting Corporation
                  5501 Excelsior Boulevard
                  Minneapolis, Minnesota 55416

         with copy to:

                  Jill Theis, Esq.
                  Children's Broadcasting Corporation

                  5501 Excelsior Boulevard
                  Minneapolis, Minnesota 55416

         9.4 EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to herein are incorporated into this Agreement by reference for all purposes and shall be deemed part of this Agreement.

         9.5 ENTIRE AGREEMENT. This Agreement together with all Exhibits and Schedules referred to herein and all other documents executed and delivered by Chelsea, Mr. Wax, CBC and MergerSub on the date hereof contain all of the terms and conditions agreed upon by the parties hereto with respect to the transactions contemplated hereunder.

         9.6 ASSIGNABILITY. None of the parties may assign their rights or obligations under this Agreement without the prior written consent of the other parties, except that CBC may make an assignment to an entity under essentially common control as the assigning entity.

         9.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the representatives, heirs, estates, successors, and assigns of the parties hereto.

         9.8 HEADING. The headings contained in this Agreement are for reference only and shall not effect in any way the meaning or interpretation of this Agreement.

         9.9 MODIFICATION. No modification of any provision of this Agreement shall be effective unless made in writing and signed by the parties hereto.

         9.10 COUNTERPARTS. This Agreement and any other instrument to be signed by the parties hereto may be executed by the parties, together or separately, in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         9.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. The parties hereto hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Minnesota and of the United States of America located in Hennepin County, State of Minnesota for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and they agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth above shall be effective service of process for any action, suit or proceeding arising out of this Agreement, in the courts of the State of Minnesota or the United States of America located in the State of Minnesota, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         9.12 PUBLIC ANNOUNCEMENTS. Mr. Wax, Chelsea and CBC shall consult with one another before making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consultation with or written consent of the other party, issue such press release or make such public statement as may be required by applicable law, rules or regulations if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

         9.13 CLAUSES SEVERABLE. The provisions of this Agreement are severable. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid, the provision or its application shall be modified to the extent possible to reflect the expressed intent of the parties but in any event, invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provision or application.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the parties hereto, by their properly authorized representatives, have caused this Agreement to be executed as of the day and date first above written.



CHILDREN'S BROADCASTING CORPORATION         CHELSEA PICTURES, INC.



BY:      /s/ James G. Gilbertson            By:     /s/ Steve Wax
   --------------------------------             -------------------------------
                                                    STEVE WAX, PRESIDENT


CHELSEA ACQUISITION, INC.


By:      /s/ James G. Gilbertson                   /s/ Steve Wax
   --------------------------------             -------------------------------
                                                   STEVE WAX, INDIVIDUALLY